Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division

202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

10/31/2019

Work Order Item Number:	W2019103101479-203673

Filing Number:	20190257710

Filing Type:	Amendment After Issuance of Stock

Filing Date/Time:	10/31/2019 10:28:00 AM

Filing Page(s):	1

Indexed Entity Information:

Entity ID: E0466592013-0	Entity Name: Innovative Payment Solutions, Inc.

Entity Status: Active	Expiration Date: None

Commercial Registered Agent

NATIONAL REGISTERED AGENTS, INC.

701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Commercial Recording Division

202 N. Carson Street

BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division

202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880

Fax (702) 486-2888

Certified Copy

10/31/2019 11:17:35 AM

Work Order Number:	W2019103101479

Reference Number:	20190257770

Through Date:	10/31/2019 11:17:35 AM

Corporate Name:	Innovative Payment Solutions, Inc.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20190257710	Amendment After Issuance of Stock	1

Certified By: Clair Fry Certificate Number: B20191031331774 You may verify this certificate online at http://www.nvsos.gov	Respectfully, BARBARA K. CEGAVSKE Nevada Secretary of State

Filed in the Office of Secretary of State State Of Nevada	Business Number E0466592013-0
Filing Number 20190257710
Filed On 10/31/2019 10:28:00 AM
Number of Pages 1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

QPAGOS

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 shall be amended to read as follows: Name of corporation: Innovative Payment Solutions, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51.1867%

4. Effective date and time of filing: (optional)	Date:	11/01/19	Time:	12:00 A.M.

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 1-5-15

NEVADA STATE BUSINESS LICENSE

Innovative Payment Solutions, Inc.

Nevada Business Identification # NV20131569309

Expiration Date: 09/30/2020

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 10/31/2019.

Certificate Number: B20191031331702 You may verify this certificate online at http://www.nvsos.gov	BARBARA K. CEGAVSKE Secretary of State